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                                                                   EXHIBIT 10.42

                    SEPARATION AND GENERAL RELEASE AGREEMENT
                    ----------------------------------------

         This Separation and General Release Agreement (this "Agreement"), is made as of the 16th day of October 2001, by and between Hugh Mullins, an individual ("Employee"), and St. John Knits, Inc., a corporation (the "Company").

                                    RECITALS

         A. The Company and Mullins are parties to an Employment Agreement dated February 1, 2001 (the "Employment Agreement").

         B. Mullins's employment with the Company terminated effective October 8, 2001.

         C. The Company and Mullins desire to set forth the compensation Mullins will receive as a result of such termination as well as the other agreements between the parties concerning such termination.

                                    AGREEMENT

         In consideration of the covenants undertaken and the releases contained in this Agreement, the Company and Mullins agree as follows:

         1. Mullins's employment with Company and any position held at any affiliated entity, including but not limited to his position as Chief Executive Officer of the Company and Chief Executive Officer of St. John Knits International Incorporated, terminated effective October 8, 2001 (the "Separation Date"). The Employment Agreement is hereby terminated. From and after the date of this Agreement, this Agreement shall govern the compensation Mullins shall receive as a result of the termination of his employment with the Company.

         2. Mullins hereby resigns as a Director of the Company and St. John Knits International Incorporated effective the Separation Date.

         3. In consideration for entering into this Agreement, and subject to the other provisions of this Agreement, Company and Mullins agree as follows:

                (a) Within three (3) days after Mullins's execution of this Agreement, the Company shall pay to Mullins a lump sum in the gross amount of $1,170,000.04, less standard withholding and authorized deductions.

                (b) The Company hereby agrees to forgive in full the loan in the principal amount of $500,000 from the Company to Mullins evidenced by the Promissory Note attached hereto as Exhibit A. The amounts subject to such forgiveness include the principal amount of $500,000 and accrued interest of $20,044.86.

                (c) The Company shall, for an eighteen (18) month period commencing on the Separation Date, continue Mullins's coverages under the Company's

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         medical and dental plans on the same basis as if Mullins were still employed. Mullins hereby authorizes the Company to deduct from the amount paid under Section 2(a) above Mullins's full payment for his portion of the premiums for such coverage (medical $720.00; dental $1,403.64). In the event Mullins obtains medical or dental coverage from another source, the Company shall refund to Mullins any unused premium payments. At the expiration of the eighteen (18) month period, Mullins may elect COBRA continuation coverage at his own expense.

         4. Mullins and the Company agree that Mullins has no vested options to purchase stock in the Company. Mullins hereby waives any and all rights under any option grant or grants made by the Company.

         5. Mullins represents to the Company that he did not join any Country Club during his employment with the Company.

         6. Except for those obligations created by or arising out of this Agreement for which receipt or satisfaction has not been acknowledged herein, Mullins, on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Company and its parents, subsidiaries and affiliates, past and present, and each of them, as well as their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as "Releasees," with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held as against said Releasees, arising out of or in any way connected with his employment with the Company, his termination from Employment with the Company, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability.

         7. It is the intention of Mullins in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Mullins hereby expressly waives any and all rights and benefits conferred upon him by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

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                 "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
                 WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
                 TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Mullins acknowledges that he understands the significance and consequence of such release and such specific waiver of SECTION 1542.

        8. Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 of the Employment Agreement, and the rights and obligations thereunder, are hereby incorporated into this Agreement as if fully set forth herein.

        9. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

        10. Mullins and the Company agree that neither will disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner that is intended to be harmful to them or their business, business reputation or personal reputation. Mullins agrees that the terms and conditions of this Agreement shall remain confidential as between the parties and he shall not (except as required by law, regulation or court order) disclose them to any person other than family members and legal or financial advisors, or to a potential or new employer. Without limiting the generality of the foregoing, Mullins specifically agrees that he shall not disclose information regarding this Agreement to any current or former employee of Releasees.

        11. Mullins warrants and represents that he has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and he shall defend, indemnify and hold harmless the Company from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

        12. This instrument constitutes and contains the entire agreement and understanding concerning Mullins's relationship with Company and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

        13. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

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        14. Each party has cooperated in the drafting and preparation of this
Agreement. Hence, in any construction to be made of this Agreement, the same hall not be construed against any party on the basis that the party was the drafter.

        15. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

        16. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

        17. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

        18. Any and all disputes or claims arising out of or relating to this Agreement, its enforcement or interpretation shall be submitted to final and binding arbitration in accordance with the rules of the Judicial Arbitration and Mediation Service. The Arbitrator shall have the authority to award attorneys' fees and costs to the prevailing party in any such proceeding. Any arbitration under this Agreement shall occur in Orange County, California.

        I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

        EXECUTED on this 18 day of October 2001 at Orange County, California.

                                              "EMPLOYEE"

                                              /s/ HUGH W. MULLINS
                                              ----------------------------------
                                                        Hugh Mullins

        EXECUTED on this 22 day of October 2001 at Orange County, California.

                                              "COMPANY"

                                              St. John Knits, Inc.,
                                              a California corporation

                                              By: /s/ BOB GRAY
                                                  ------------------------------
                                                  Its: CEO
                                                       -------------------------

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                                                                       EXHIBIT A

                      PROMISSORY NOTE DUE FEBRUARY 1, 2006

$ 500,000                                                     Irvine, California

                                                                February 1, 2001

          FOR VALUE RECEIVED, HUGH MULLINS, an individual (the "Maker"), promises to pay to the order of ST. JOHN KNITS, INC., a California corporation (the "Payee"), in the manner and at the place hereinafter provided, the principal amount of Five Hundred Thousand Dollars ($500,000), plus any and all accrued interest.

          Maker promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at an interest rate per annum equal to 5.75% (which is based upon the estimated Applicable Federal Rate at February 1,
2001); provided that any principal amount not paid when due and, to the extent
       --------
permitted by applicable law, any interest not paid when due, in each case whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (both before as well as after judgment), shall bear interest payable upon demand at a rate that is 2% per annum in excess of the rate of interest otherwise payable under this Note. Interest on this Note shall be payable in arrears on each anniversary of this Note, commencing February 1, 2002, upon any prepayment of this Note (to the extent accrued on the amount being prepaid) and at maturity. All computations of interest shall be made by Payee on the basis of a 360-day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day). In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

          1. Payments. All payments of principal and interest in respect of this
             --------
Note shall be made in lawful money of the United States of America in same day funds at the office of Payee located at 2722 Michelson, Irvine, California 92612, Attention: Chief Financial Officer, or at such other place as Payee may direct. All payments are to be made as follows:

          (a) For so long as Maker remains an employee of Payee, then on each anniversary of this Note, 20% of the principal amount of this Note, or $100,000, plus any and all accrued interest as of such anniversary date shall be forgiven by Payee. If Maker remains an employee of Payee through February 1, 2006, then Payee shall have forgiven the entire amount of this Note, plus interest.

          (b) If Maker is terminated by the Payee for Cause, or Maker terminates his employment without Good Reason (as such terms are defined in a written Employment Agreement between Payee and Maker), then any remaining principal balance, plus any accrued interest, as of the date of termination shall become immediately due and payable.

          (c) If Maker is terminated by the Payee without Cause, or Maker terminates his employment with Good Reason, or Maker's employment terminates due to death or Disability (as all such terms are defined in a written Employment Agreement between

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         Payee and Maker), then any remaining principal balance, plus any accrued interest, shall be fully forgiven and this Note shall become null and void as of the date of termination.

                  2.   Miscellaneous.
                       -------------

                  (a) All notices and other communications provided for hereunder shall be in writing and delivered via overnight courier as follows: if to Maker, at his address specified opposite his signature below; and if to Payee, at 17622 Armstrong Avenue, Irvine, California, 92614 Attention: Chairman of the Board; or in each case at such other address as shall be designated by Payee or either Maker. Such notices shall be deemed given when received.

                  (b) Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection and enforcement of this Note.

                  (c) If any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  (d) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF MAKER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST MAKER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA.

                  (e) Maker hereby waives the benefit of any statute or rule of law or judicial decision, including without limitation California Civil Code (S) 1654, which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

                  IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year and at the place first above written.


/s/  H. W. MULLINS
- ---------------------------               Address: 7 Via Palladio
Hugh Mullins                                       Newport Coast, CA
                                                   92657

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